EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Allison Beach	Joe Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES AGREEMENTS TO SELL THREE ASSETS

DALLAS, November 20, 2025 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) ("Ashford Trust" or the "Company") announced today that it has signed definitive agreements to sell the Le Pavillon, New Orleans, a Tribute Portfolio Hotel, the Embassy Suites by Hilton Austin Arboretum, and the Embassy Suites by Hilton Houston Near the Galleria. These sales are expected to generate approximately $69.5 million in aggregate gross proceeds. Based on current mortgage interest rates, the Company expects more than $2 million in annual cash flow improvement and $14.5 million in future capital expenditure savings following the sales.
“Strategic asset sales will continue to play an important part in our plan to deleverage Ashford Trust while also improving cash flow and liquidity. We believe that the attractive cap rates achieved on these divestitures reflect the value within our portfolio,” said Stephen Zsigray, President and Chief Executive Officer. “The majority of proceeds will be deployed immediately to retire mortgage debt, improving cash flow after debt service while eliminating sizeable future capital expenditure obligations. This disciplined approach will better position the Company for sustained value creation.”
Le Pavillon
The agreement for the 226-room Le Pavillon is for $42.5 million or $188,000 per key. The sale is expected to be completed in December 2025 and is subject to normal closing conditions. The Company provides no assurances that the sale will be completed on these terms or at all.

The sale price represents a 2.6% capitalization rate on net operating income or a multiple of 27.2 times Hotel EBITDA for the twelve months ended September 30, 2025.
Embassy Suites by Hilton Austin Arboretum & Embassy Suites by Hilton Houston Near the Galleria
The agreement for Embassy Suites by Hilton Austin Arboretum and Embassy Suites by Hilton Houston Near the Galleria, totaling 300 rooms, is for $27.0 million or $90,000 per key. The sale is expected to be completed in January 2026 and is subject to normal closing conditions. The Company provides no assurances that the sale will be completed on these terms or at all.
When adjusted for the Company's anticipated capital expenditures of $14.5 million, the sale price represents a 2.2% capitalization rate on net operating income or a multiple of 29.9 times Hotel EBITDA for the twelve months ended September 30, 2025. Excluding the anticipated capital spend, the combined sale price represents a 3.3% capitalization rate on net operating income or a multiple of 19.5 times Hotel EBITDA for the twelve months ended September 30, 2025.
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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law